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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of John Hancock Life Insurance Company for the registration of $3,000,000,000 of its SignatureNotes and to the incorporation by reference therein of our report dated March 1, 2002, with respect to the consolidated financial statements and schedules of John Hancock Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Boston, Massachusetts
April 3, 2002

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